Exhibit 4.1

SIERRA PACIFIC POWER COMPANY

(a Nevada corporation)

$400,000,000

2.60% General and Refunding Mortgage Notes,

Series U, due 2026

REGISTRATION RIGHTS AGREEMENT

Dated:  April 15, 2016

i

SIERRA PACIFIC POWER COMPANY
(a Nevada corporation)

$400,000,000

2.60% General and Refunding Mortgage Notes, Series U, due 2026

REGISTRATION RIGHTS AGREEMENT

April 15, 2016

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, New York 10022

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

as Representatives of the several initial purchasers
listed on Schedule A to the Purchase Agreement

Ladies and Gentlemen:

Sierra Pacific Power Company, a Nevada corporation (the “Company”), has entered into a Purchase Agreement, dated April 11, 2016 (the “Purchase Agreement”), among yourselves and the other several initial purchasers named on Schedule A thereto (collectively, the “Initial Purchasers”) relating to the issuance and sale by the Company, and the purchase by the several Initial Purchasers, of $400,000,000 in aggregate principal amount of 2.60% Senior Notes due 2026 (such notes, as initially issued, being herein called the “Initial Securities”).  This Registration Rights Agreement (this “Agreement”) is entered into pursuant to the Purchase Agreement for the benefit of the Initial Purchasers and the other holders (collectively, the “Holders”) from time to time of the Securities (as defined below).  Capitalized terms used herein without definition have the respective meanings assigned thereto in the Purchase Agreement.

SECTION 1.                            Exchange Offer.

Unless not permitted by applicable law or applicable interpretations of the Commission’s staff, the Company shall use commercially reasonable efforts to prepare and file with the Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the 1933 Act with respect to a proposed offer (the “Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined below in Section 7(e)), who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities of the Company issued under the Indenture, of the same series as, and otherwise substantially identical in all material respects to, the Initial Securities and registered under the 1933 Act (the “Exchange Securities”). The Company shall use commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the 1933 Act within 365 days after the Closing Time and will keep the Exchange Offer Registration Statement effective for not less than 30 calendar days (or longer, if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders (such period being called the “Exchange Period”).

If the Company commences the Exchange Offer, the Company will be entitled to consummate the Exchange Offer upon the expiration of the Exchange Period (provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Exchange Offer).

Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of the Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange its Initial Securities for the same principal amount of Exchange Securities (assuming that such Holder is not an affiliate of the Company as defined in Rule 405 of the 1933 Act Regulations, acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements or understandings with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act.

The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the 1933 Act, in the absence of an applicable exemption therefrom, (a) each Holder that is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (i) Annex A hereto on the cover, (ii) Annex B hereto in the “The Exchange Offer” section and the “Purpose of the Exchange Offer” section, and (iii) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Exchange Offer and (b) an Initial Purchaser that elects to sell Securities (as defined below) acquired in exchange for Initial Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Item 507 or Item 508, as applicable, of Regulation S-K in connection with such sale.

The Company shall use commercially reasonable efforts to keep the Exchange Offer Registration Statement effective, and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the 1933 Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (a) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and Initial Purchasers have sold all Exchange

Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (b) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 180 days after the consummation of the Exchange Offer.

If, upon consummation of the Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Securities pursuant to the Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the “Private Exchange”) for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture, of the same series as, and otherwise substantially identical in all material respects to, the Exchange Securities (the “Private Exchange Securities”) (except that such securities shall bear legends as to the appropriate transfer restrictions). The Company shall make commercially reasonable efforts to cause the Private Exchange Securities to bear the same CUSIP number as the Exchange Securities. The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein sometimes called, collectively, the “Securities”.

In connection with the Exchange Offer, the Company shall:

(a)                                 mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)                                 keep the Exchange Offer open for the duration of the Exchange Period;

(c)                                  utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

(d)                                 permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day of the Exchange Period; and

(e)                                  otherwise comply with all applicable laws.

As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

(x) accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to the Exchange Offer and the Private Exchange;

(y) deliver, or cause to be delivered, to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

(z) cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

Each Holder participating in the Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Exchange Offer (a) any Exchange Securities received by such Holder will be acquired in the ordinary course of its business, (b) at the time of commencement of the Exchange Offer, such Holder had no arrangements or understandings with any person to participate in the distribution (within the meaning of the 1933 Act) of any Securities within the meaning of the 1933 Act, (c) such Holder is not an “affiliate,” as defined in Rule 405 of the 1933 Act Regulations, of the Company or, if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable, (d) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of any Exchange Securities and (e) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

Each Holder electing to have an Initial Security exchanged pursuant to the Exchange Offer or Private Exchange will be required to (A) surrender such Initial Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the documents mailed to the Holder by the Company, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary, in each case prior to the close of business on the last day of the Exchange Period.

Notwithstanding any other provisions hereof, the Company will ensure that (a) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the 1933 Regulations, (b) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (c) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 2.                            Shelf Registration.

If, (a) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect an Exchange Offer, as contemplated by Section 1 hereof, (b) the Exchange Offer is not consummated by the date that is 40 days after the date on which the Exchange Offer Registration Statement is declared effective (such 40th day being the “Consummation Deadline”), (c) at any time prior to the Effectiveness Deadline (as defined below), any Initial Purchaser so requests with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Exchange Offer and held by it following consummation of the Exchange Offer or (d) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Exchange Offer, such Holder does not receive freely tradable Exchange Securities of the applicable series on the date of the exchange and any such Holder so requests for any reason other than the failure by such Holder to make a timely and valid tender in accordance with the Exchange Offer, the Company shall take the following actions (the date on which any of the conditions described in the foregoing clauses (a) through (d) occur, including in the case of clauses (c) or (d) the receipt of the required notice, being a “Trigger Date”):

(x)                                 The Company shall as promptly as practicable prepare and file with the Commission and thereafter use its commercially reasonable efforts to cause to be declared effective not later than the date that is (i) 150 days after the Trigger Date and (ii) 365 days after the Closing Time (such 150th or 365th day, as the case may be, being an “Effectiveness Deadline”), a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statement”) on an appropriate form under the 1933 Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 of the 1933 Act Regulations (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by the Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(y)                                 The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period that terminates on the later of (i) one year (or for such longer period if extended pursuant to Section 3(j) below) from the Closing Time or (ii) 90 days from the effectiveness of such Shelf Registration Statement, or such shorter period as will terminate when all the Securities covered by the Shelf Registration Statement (A) have been sold pursuant thereto or (B) are no longer Transfer Restricted Securities (such applicable period being called the “Shelf Registration Period”).

(z)                                  Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.                            Registration Procedures.

In connection with any Shelf Registration Statement contemplated by Section 2 hereof and, to the extent applicable, any Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a)                                 The Company shall (i) include the information set forth in Annex A hereto on the cover, set forth in Annex B hereto in the “The Exchange Offer” section and the “Purpose of the Exchange Offer” section and set forth in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the letter of transmittal delivered pursuant to the Exchange Offer; (ii) if requested by an Initial Purchaser, include the information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act in the prospectus forming a part of the Exchange Offer Registration Statement; (iii) ensure that the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement contains a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act of Exchange Securities received by such broker-dealer in the Exchange Offer (a “Participating Broker-Dealer”) whether such positions or policies, in the reasonable judgment of the Company based upon advice of counsel, represent the prevailing views of the staff of the Commission; and (iv) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders.

(b)                                 The Company shall give written notice to the Initial Purchasers, the Holders of the Securities and any Participating Broker-Dealer from which the Company has received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer (which notice pursuant to clauses (ii)-(v) below shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i)                                     when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when either Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus after the Registration Statement has become effective;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv)                              of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities of any series for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose of which the Company has knowledge; and

(v)                                 of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c)                                  The Company shall make every reasonable effort to obtain the withdrawal, at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(d)                                 The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration who so requests, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e)                                  The Company shall deliver to each Exchanging Dealer, each Initial Purchaser and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if specifically requested by any such person, all exhibits thereto (including those incorporated by reference).

(f)                                   The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use in accordance with applicable law of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)                                  The Company shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use in accordance with applicable law of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h)                                 Prior to any public offering of the Securities pursuant to any Registration Statement, the Company shall cooperate with the Holders of the Securities included therein and their Special Counsel (as defined in paragraph (p) below) in connection with the registration or qualification of the Securities of such series for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the

Securities of such series reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i)                                     The Company shall cooperate with the Holders of the Securities of each series to facilitate the timely preparation and delivery of certificates representing the Securities of each series to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of each series of Securities pursuant to such Registration Statement.

(j)                                    Upon the occurrence of any event contemplated by clauses (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with clauses (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

(k)                                 Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

(l)                                     The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the 1933 Act) an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(m)                             The Company shall cause the Indenture to be qualified under the 1939 Act in a timely manner and, in connection therewith, cooperate with the Trustee under the Indenture and the Holders of Securities to effect such changes to the Indenture as may be required for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n)                                 The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company, a reasonable time prior to the filing of the Shelf Registration Statement, such information regarding the Holder and the proposed distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request or fails to agree in writing to be bound by all provisions of this Agreement within a reasonable time after receiving such request. Each Holder of Transfer Restricted Securities as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. No Holder of Transfer Restricted Securities shall be entitled to additional interest pursuant to Section 7 hereof in connection with a Shelf Registration Statement unless and until such Holder shall have provided all such information and have agreed in writing to be bound by all provisions of this Agreement if requested by the Company.

(o)                                 The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount of the Securities to be covered by a Shelf Registration Statement shall reasonably request in order to facilitate the disposition of the Securities pursuant to such Shelf Registration.  No Holder may participate in an underwritten offering under a Shelf Registration Statement unless such Holder (a) agrees to sell such Holder’s Securities on the basis provided in the underwriting agreement approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, lock-up letters and other documents reasonably required under the terms of such underwriting agreement.  The Holders of the Securities covered by the Shelf Registration Statements who desire to do so may, but shall not be obligated to, sell the Securities covered by such Shelf Registration Statement pursuant to any such underwriting agreement, subject to the provisions hereof.  In any such underwritten offering, the managing underwriter or underwriters that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Securities included in such offering, provided, however, that such managing underwriters shall be reasonably satisfactory to the Company.

(p)                                 In the case of any Shelf Registration, if requested by Holders of a majority in aggregate principal amount of the Securities to be covered by a Shelf Registration Statement, the Company shall (i) make available at reasonable times and upon reasonable notice for inspection by a representative of the Holders of a majority in aggregate principal amount of the Securities being sold, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by such Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the 1933 Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described herein (which counsel shall be Pillsbury Winthrop Shaw Pittman LLP or another law firm reasonably acceptable to the Company, such counsel being referred to herein as the “Special Counsel”).

(q)                                 In the case of any Shelf Registration, the Company, if requested by Holders of a majority in aggregate principal amount of Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company; the due authorization, execution and delivery by the Company of the relevant agreement of the type referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material governmental proceedings involving the Company and its subsidiaries that would reasonably be expected to result in a Material Adverse Effect, except as disclosed in such Registration Statement and the related prospectus; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(o) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the 1933 Act and the 1939 Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein, if applicable, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the 1934 Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the applicable Securities; and (iii) its independent public accountants and the independent public accountants with respect to any other entity, if any, for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by AU Section 634 of the Auditing Standards of the Public Company Accounting Oversight Board.

(r)                                    If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for Exchange Securities or Private Exchange Securities, as the case may be, the Company shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for Exchange Securities or Private Exchange Securities, as the case may be; in no event shall any Initial Securities be marked as paid or otherwise satisfied.

(s)                                   The Company will use commercially reasonable efforts to cause the Securities covered by any Registration Statement to continue to be rated by the rating agencies that initially rated such Securities during the period that any such Registration Statement is required hereunder to remain effective (it being acknowledged, however, that the foregoing shall not be deemed to require the Company to maintain the rating of such Securities at the rating initially given to the Securities).

(t)                                    In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority (“FINRA”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 5121, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 5121) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(u)                                 The Company shall use commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

(v)                                 Notwithstanding any other provision hereof, the Company may postpone or suspend the filing or the effectiveness of a Registration Statement (or any amendments or supplements thereto), furnish any supplement or amendment to a prospectus included in a Registration Statement, make any other filing with the Commission that would be incorporated by reference into a Registration Statement, cause a Registration Statement to remain effective or a prospectus to remain usable or take any similar action if (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including the avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, other pending corporate developments, public filings with the Commission or other similar events, so long as the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable. Notwithstanding the occurrence of any event referred to in the immediately preceding sentence (each such occurrence, a “Suspension Event”), no Suspension Event shall suspend, postpone or in any other manner affect the running of the time period after which a Registration Default (as defined below) shall be deemed to occur and, if the filing or effectiveness of any such Registration Statement is postponed or suspended as a result of a Suspension Event, a Registration Default shall nonetheless exist if all other requirements required for the occurrence of a Registration Default shall then be satisfied, and the provisions of Section 7 hereof requiring the accrual and payment of Additional Interest, as set forth in such Section, on the Securities shall be payable.

SECTION 4.                            Registration and Other Expenses.

(a)                                 All expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation;

(i)                                     all registration and filing fees and expenses;

(ii)                                  all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii)                               all expenses of printing (including printing certificates for each series of the Securities to be issued in the Exchange Offer and the Private Exchange and printing of Prospectuses), messenger and delivery services and telephone;

(iv)                              all fees and disbursements of counsel for the Company; and

(v)                                 all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

(b)                                 In connection with any Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Initial Securities in the Exchange Offer and/or selling or reselling Securities pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of the Special Counsel. Each holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Initial Securities pursuant to a Shelf Registration Statement.

SECTION 5.                            Indemnification.

(a)                                 Indemnification of Initial Purchasers, Holders and Others.  The Company will indemnify and hold harmless each Initial Purchaser, each Holder, any Participating Broker-Dealer and each person, if any, who controls such Initial Purchaser, Holder or Participating Broker-Dealer within the meaning of Section 15 of the 1933 Act (each Initial Purchaser, Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, to which each Indemnified Party may become subject, under the 1933 Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement or prospectus or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party specifically for use therein; provided, further, that the foregoing indemnity with respect to any Registration Statement shall not inure to the benefit of any Indemnified Party from whom the person asserting any such losses, claims, damages or liabilities (or actions in respect thereof), in connection with clauses (i) through (iii) below, purchased Securities, to the extent that a prospectus relating to such Securities was required to be delivered by such Indemnified Party  under the 1933 Act in connection with such purchase, where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (i) the Company has notified such Indemnified Party that the prospectus contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented prospectus and such prospectus was provided to such Indemnified Party and (iii) such corrected prospectus was not conveyed to such person.

(b)                                 Indemnification of Company.  Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c)                                  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 5(c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through forfeiture or impairment of procedural or substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not be counsel to the indemnifying party, except with the consent of the indemnified party, which consent will not be unreasonably withheld), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 5 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or the indemnifying party shall have failed to employ counsel within a reasonable period of time, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of one local counsel in each applicable jurisdiction) shall be paid by the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 6.                            Contribution.

If the indemnification provided for in Section 5 is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 5(a) or (b) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Parties on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Indemnified Parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnified Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 6. Notwithstanding the provisions of this Section 6, no Indemnified Party shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Indemnified Party from the sale of the Securities pursuant to a Registration Statement exceeds the amount of any damages which such Indemnified Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Indemnified Parties’ obligations in this Section 6 to contribute are several in proportion to their respective obligations and not joint.

The obligations of the Company under Section 5 and this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Indemnified Party within the meaning of the 1933 Act or the 1934 Act; and the obligations of the Indemnified Parties under Section 5 and this Section 6 shall be in addition to any liability which the respective Indemnified Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act.

SECTION 7.                            Additional Interest.

(a)                                 Additional Interest (“Additional Interest”) shall accrue on each Transfer Restricted Security if either of the following events occur (each such event in clauses (i) and (ii) below being herein called a “Registration Default”):

(i)                                     any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the applicable Effectiveness Deadline; or

(ii)                                  on and after the applicable Effectiveness Deadline (plus an additional 30 days in respect of the Exchange Offer Registration Statement), any Registration Statement required by this Agreement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective or (B) such Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities of such series during the periods specified herein because (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus to comply with the 1933 Act or the 1934 Act or the respective rules thereunder or (3) of a Suspension Event by the Company in accordance with Section 3(w) hereof.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

Additional Interest shall accrue on each Transfer Restricted Security, over and above interest at the regular rate stated in the title thereof, from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have ceased to be continuing, such Additional Interest to accrue at the rate of 0.25% per annum to and including the 90th day immediately following the occurrence of such Registration Default and at the rate of 0.50% thereafter (the “Additional Interest Rate”).  Following the cure of all Registration Defaults Additional Interest will cease to accrue.

(b)                                 A Registration Default referred to in Section 7(a)(ii) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf

Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall accrue in accordance with the above paragraph from the date of such Registration Default until such Registration Default ceases.

(c)                                  Notwithstanding the foregoing, the Company shall not be required to pay any Additional Interest required pursuant to paragraph (a) above to a Holder of Transfer Restricted Securities if the applicable Registration Default arises by reason of the failure of such Holder to provide such information as (i) the Company may reasonably request, with reasonable prior written notice, for use in the Shelf Registration Statement or any prospectus included therein to the extent the Company reasonably determines that such information is required to be included therein by applicable law, (ii) the FINRA or the Commission may request in connection with such Shelf Registration Statement or (iii) is required to comply with the agreements of such Holder contained in Section 3(a) to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared effective.

(d)                                 Additional Interest will be payable in cash on the regular interest payment dates with respect to the Securities and in the same manner and to the same persons as interest on the Securities. The amount of Additional Interest payable at a particular Additional Interest Rate will be determined by multiplying such Additional Interest Rate by the principal amount of the Transfer Restricted Securities and further multiplied by a fraction the numerator of which is the number of days such Additional Interest Rate was applicable (determined on the basis of a 360-day year comprised of twelve 30-day months) and the denominator of which is 360.

(e)                                  “Transfer Restricted Security” means each Security until the earliest of (i) the date on which such Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Security has been effectively registered under the 1933 Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Security is or may be distributed to the public pursuant to Rule 144 of the 1933 Act Regulations or (v) two years from the Closing Time.

SECTION 8.                            Miscellaneous.

(a)                                 Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 and 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 1 and 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company hereby represents that the rights granted to the Holders hereunder do not conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c)                                  Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and with the written consent of the Holders of a majority in principal amount of the Securities of each series affected by such amendment, modification, supplement, waiver or consents. Notwithstanding the foregoing, an amendment, modification, waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose Securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered. Without the consent of the Holder of each affected Security, however, no modification may change the provisions relating to the payment of Additional Interest.

(d)                                 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1)                                 if to a Holder of the Securities, at the most current address given by such Holder to the Company.

(2)                                 if to the Initial Purchasers to each of (i) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk (facsimile: (212) 834-6081); (ii) Mizuho Securities USA Inc., 320 Park Avenue, 12th Floor New York, New York 10022, Attention: Debt Capital Markets (facsimile: (212) 205-7812); and (iii) Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (facsimile: (704) 410-0326);

and with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036-4037
Fax No.: (212) 881-9508
Attention: J. Anthony Terrell

(3)                                 if to the Company, at its address as follows:

Sierra Pacific Power Company
6100 Neil Road
Reno, Nevada 89511

Fax No. (702) 402-5300
Attention: Corporate Treasurer and General Counsel

with a copy to:

Perkins Coie LLP
1120 N.W. Couch Street Tenth Floor
Portland, Oregon  97209-4128
Fax No. (503) 727-2222
Attention: Christopher Hall

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(e)           Third Party Beneficiaries. The Holders any Participating Broker-Dealers and any Underwriters shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(f)            Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

(g)           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)            Governing Law and Time. This agreement shall be governed by, and construed in accordance with the laws of the state of New York. Specified times of day refer to New York City time.

(j)            Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(k)           Waiver of Jury. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED

(l)            Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(m)          Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Securities of a series is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(n)           Survival. The agreements contained in Section 5 and Section 6 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

SIERRA PACIFIC POWER COMPANY

By:	/s/ Kevin Bethel
Name:	Kevin Bethel
Title:	CFO

[Signature Page to Registration Rights Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamodi
	Name:	Robert Bottamodi
	Title:	Vice President

MIZUHO SECURITIES USA INC.

By:	/s/ Okwudiri Onyedum
	Name:	Okwudiri Onyedum
	Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

For themselves and as Representatives of the other Initial Purchasers named in Schedule A to the Purchase Agreement.

[Signature Page to Registration Rights Agreement]

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received by it in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

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ANNEX B

If you are a broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where you acquired such Initial Securities as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

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ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received by it in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.(1)

The Company will not receive any proceeds from any such sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities other than commissions or concessions of any brokers or dealers) and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1)         In addition, the disclosure required by Item 502 of Regulation S-K will appear on the inside front cover page of the Exchange Offer prospectus below the Table of Contents.

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ANNEX D

☐ CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

If the undersigned is not a broker-dealer, the undersigned certifies that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer, the undersigned certifies that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

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